FORBEARANCE
TO
LOAN AND SECURITY AGREEMENT
WITH LIMITED WAIVER

This Forbearance to Loan and Security Agreement with Limited Waiver (this “Agreement”) is entered into this 28th day of March, 2015, by and between Silicon Valley Bank (“Bank”) and Ikanos Communications, Inc., a Delaware corporation (“Ikanos US”) and Ikanos Communications (Singapore) Private Limited (registration no. 20072041W), a company incorporated under the laws of Singapore and a wholly-owned Subsidiary of Ikanos US (“Ikanos Singapore”, each a “Borrower” and together with Ikanos US, the “Borrowers”).

RECITALS
A.    Bank and Borrowers have entered into that certain First Amended Loan and Security Agreement dated as of October 7, 2014, as amended by that certain Amendment No. 1 to First Amended and Restated Loan and Security Agreement and Limited Waiver by and between Bank and Borrowers dated as of March 18, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
B.    Borrowers acknowledge that they anticipate they may fail to comply with the covenant under Section 6.7(a) (Adjusted Quick Ratio) of the Loan Agreement for the month ended March 29, 2015 (the “March AQR Covenant”).
C.    To the extent an Event of Default based on a failure to meet the March AQR Covenant occurs, Borrowers have requested that Bank forbear from exercising its rights and remedies against Borrowers with respect to the March AQR Covenant during the Forbearance Period (as defined in Section 2.1 below). Although Bank is under no obligation to do so, Bank is willing to forbear from exercising its rights and remedies against Borrowers with respect to the March AQR Covenant through the Forbearance Period on the terms and conditions set forth in this Agreement, so long as Borrowers comply with the terms, covenants and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.    Forbearance.
2.1    Forbearance Period. Subject to all the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrowers related to the March AQR Covenant from the Forbearance Effective Date (as defined in Section 10) until the date (the “Forbearance Termination Date”) which is the earliest to occur of (a) April 30, 2015, (b) the date upon which the Borrowers meets all conditions to the Waiver pursuant to Section 6 hereof (in which case the March AQR Covenant shall be waived), (c) the failure after the date hereof of Borrowers to comply with any of the terms or undertakings of this Agreement, (d) the occurrence after the date hereof of any Event of Default (other than failure to meet the March AQR Covenant), (e) the occurrence of any further material adverse change to the business, assets, financial condition, or prospects of Borrowers (other than failure to meet the March AQR Covenant), and (f) the date that Borrowers join in, assist, cooperate, or participate as an adverse party or adverse witness in any suit or other proceeding against Bank relating to the Obligations in connection with or related to any of the transactions contemplated by any of the other Loan Documents. Except as expressly provided herein, this Agreement does not constitute a waiver or release by Bank of any Obligations or of any existing Event of Default or Event of Default which may arise in the future after the date of execution of this Agreement. If Borrowers do not comply with the terms of this Agreement, Bank shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrowers as it deems appropriate in its sole and absolute discretion. Borrowers understand that Bank has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period. The time period between the Forbearance Effective Date and the Forbearance Termination Date is referred to herein as the “Forbearance Period.”
3.    Limitation of Forbearance.
3.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Acknowledgements; Covenants. Borrowers acknowledge and covenant that they shall deliver on or before April 30, 2015 a preliminary compliance certificate for the reporting period ended April 26, 2015.
5.    Representations and Warranties. Borrowers represent and warrant to Bank as follows:
5.1    (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than failure to meet the March AQR Covenant) has occurred and is continuing;
5.2    Borrowers have the power and authority to execute and deliver this Agreement and to perform their obligations under the Loan Agreement;
5.3    The organizational documents of Borrowers delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrowers of this Agreement and the performance by Borrowers of their obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrowers;
5.5    The execution and delivery by Borrowers of this Agreement and the performance by Borrowers of their obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrowers, (b) any contractual restriction with a Person binding on Borrowers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (d) the organizational documents of Borrowers;
5.6    The execution and delivery by Borrowers of this Agreement and the performance by Borrowers of their obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
5.7    This Agreement has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights
6.    Limited Waiver. Subject to the representations and warranties and covenants of Borrowers herein and upon the terms and conditions set forth in this Agreement, Bank waives the March AQR Covenant effective upon the satisfaction of the following conditions precedent:
6.1    Receipt on or before April 30, 2015 by the Borrowers of the Original Principal Amount under the September 29, 2014 Loan and Security Agreement by and between Alcatel-Lucent USA, Inc. and Ikanos US (as amended on December 10, 2014), and remaining subject to the Intercreditor Agreement dated September 29, 2014 by and between Alcatel-Lucent USA, Inc. and Bank;

6.2    Borrowers are in compliance with the Adjusted Quick Ratio covenant for the month ended April 26, 2015, pursuant to Section 6.7(a) of the Loan Agreement.
Upon Borrowers meeting the conditions in this Section 6, and with no further action or notice required by the Bank, the March AQR Covenant shall automatically be waived; provided, however, in the event that the Borrowers do not meet the conditions in this Section 6, no waiver shall occur and Borrowers acknowledge that Bank shall be under no obligation to waive the March AQR Covenant and Bank shall be permitted to exercise at such time any rights and remedies against Borrowers as it deems appropriate in its sole and absolute discretion.

7.    Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.    Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.    Conditions to Effectiveness. This Agreement shall be deemed effective upon (the date of the satisfaction of such conditions precedent referred to herein as the “Forbearance Effective Date”): (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) payment by Borrowers of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Agreement; and (c) payment by Borrowers of a forbearance fee of $5,000.
11.    Miscellaneous.
11.1    This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and be secured by the Collateral.

11.2    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

IKANOS COMMUNICATIONS, INC.,
a Delaware corporation
By:        /s/ DENNIS BENCALA
    Name: Dennis Bencala
    Title: Chief Financial Officer
IKANOS COMMUNICATIONS SINGAPORE PRIVATE LIMITED (registration no. 200702041W), a company incorporated under the laws of Singapore
By:        /s/ DENNIS ANTHONY BENCALA
    Name: Dennis Anthony Bencala
    Title: Director

[Signature Page to Forbearance]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.
SILICON VALLEY BANK,
a California banking corporation
By:        /s/ MARK HARRIS
    Name: Mark Harris
    Title: Managing Director

[Signature Page to Forbearance]